                                   EXHIBIT 10

                                 FIRST AMENDMENT
                      TO MASTER LETTER OF CREDIT AGREEMENT

     This First Amendment to Master Letter of Credit Agreement (this "Amendment") is dated as of April 29, 2005 by and between USG CORPORATION, a Delaware corporation ("Applicant"), and LASALLE BANK NATIONAL ASSOCIATION ("Bank").

                                   WITNESSETH:

     WHEREAS, Applicant and Bank are parties to that certain Master Letter of Credit Agreement, dated as of June 11, 2003 (as it has been and may further be amended, restated, modified or supplemented and in effect from time to time, the "Agreement");

     WHEREAS, Applicant is a debtor and debtor-in-possession in Chapter 11 case (case no. 01-2094) in the United States Bankruptcy Court (the "Court") for the District of Delaware;

     WHEREAS, Applicant has requested that Bank amend the Agreement in certain respects, as more fully set forth herein, and Bank is agreeable to such request subject to the terms and conditions set forth herein;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. DEFINITIONS. Capitalized terms used in this Amendment and not otherwise defined herein are used with the meanings given such terms in the Agreement.

     2. AMENDMENTS. The Agreement is hereby amended as follows:

          (a) By amending and restating Section R-1 as follows:

                    "R-1 Letter of Credit Commitment.

                    (a) Prior to April 30, 2008 and provided that no Event of
               Default then exists, Bank will issue Letters of Credit with an aggregate stated amount not in excess of $175,000,000.00 at any one time (the "Letter of Credit Commitment") in each case containing such terms and conditions as are reasonably satisfactory to Bank, provided, however, no Letter of Credit shall have an expiry date later than the earlier to occur of (a) one year after the date of issuance thereof, and (b) April 30, 2009."

                    (b) At Applicant's option, the Letter of Credit Commitment shall terminate on the effective date of Applicant's chapter 11 plan of reorganization (the "Early Termination Date"). Applicant may exercise such termination option by issuing written notice to Bank of Applicant's intent to terminate the Letter of Credit Commitment at least three business days' before the effective date of such chapter 11 plan of reorganization. Notwithstanding anything to the contrary herein, no fees payable under Subsection R-2(b) hereof shall accrue after the Early Termination Date. All

               Required Collateral held by Bank for any Letter of Credit shall be promptly returned to Applicant promptly after Bank receives such outstanding Letter of Credit and a signed letter from the applicable beneficiary, in the form of EXHIBIT A attached hereto or such other evidence in form reasonably acceptable to Bank, which evidences such beneficiary's consent to cancel such Letter of Credit."

          (b) By amending and restating Subsections R-2(a) and (b) as follows:

                    "(a) LC Fee. One-half of one percent (0.5%) of the undrawn amount of each Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days), payable in arrears on the last day of each quarter and on April 30, 2009 (for any period then ending for which such fee shall not have previously been paid). Notwithstanding anything to the contrary herein, no fees payable under this Subsection R-2(a) shall accrue for any Letter of Credit after the date Bank receives such Letter of Credit and a signed letter from the applicable beneficiary, in the form of EXHIBIT A attached hereto or such other evidence in form reasonably acceptable to Bank, which evidences such beneficiary's consent to cancel such Letter of Credit."

                    "(b) Non-Use Fee. One-quarter of one percent (0.25%) of the unused amount of the Letter of Credit Commitment, payable in arrears on the last day of each quarter and on April 30, 2009 (for any period then ending for which such non-use fee shall not have previously been paid). For purposes of calculating usage under this subsection, the Letter of Credit Commitment shall be deemed used to the extent of the stated face amount of all Letters of Credit. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days."

          (c) By amending and restating Subsection R-3(a) as follows:

                    "(a) The obligation of Bank to issue any Letters of Credit is subject to the following:

                         (i) Applicant pledging cash collateral in a trust
                    account with Bank (time deposit open account or certificate of deposit) to Bank for all outstanding Letters of Credit pursuant to documentation satisfactory to Bank in the amount of 103% of the face amount of all outstanding Letters of Credit; provided, however, for cash collateral requirements in excess of $125,000,000, at Bank's sole discretion, Bank will permit the pledge of Cash Equivalent Investments (in lieu of cash) maintained in a trust account with Bank pursuant to documentation satisfactory to Bank which, when multiplied by the Bank's advance rates for collateral of such type (as from time to time determined by the Bank), will equal or exceed 103% of the face amount of all outstanding Letters of Credit. As used herein, "Cash Equivalent Investments" shall mean, at any time, (a) any evidence of


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
                    debt, maturing not more than one year after such time, issued by the United States Government, (b) any certificate of deposit, maturing not more than six months after such time, that are issued or sold by LaSalle Bank or its holding company or, upon Bank's sole discretion, by a commercial banking institution that is a member of the Federal Reserve System and has combined capital and surplus and undivided profits of not less than $500,000,000 and rated at least A by Standard & Poor's Ratings Group or A or A-1 by Moody's Investors Service, Inc., and (c) any mutual fund that is regulated by the Investment Company Act of 1940 which invests solely in the investments described in clauses (a) or (b) above.

                         (ii) The representations and warranties of the
                    Applicant shall be true and correct as of such requested date as though made on the date thereof.

                         (iii) No Event of Default or Unmatured Event of Default
                    shall have then occurred and be continuing or will result from such issuance.

                    For the elimination of any doubt, the Bank's obligation to issue any Letter of Credit is subject to the condition precedent that the Applicant deliver cash collateral to Bank in the amount of 103% of the face amount of the proposed Letter of Credit (the "Required Collateral"). Any commitment the Bank may have to issue a particular Letter of Credit hereunder is unconditionally cancelable by the Bank absent the prior delivery by the Applicant to the Bank of the Required Collateral.

     3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective on the date on which the Bank shall have receiving all of the following:

          (a) This Amendment, which has been duly executed and delivered by Applicant.

          (b) That certain First Amendment to Pledge Agreement dated the date hereof by and between Applicant and Bank, which has been duly executed and delivered by Applicant.

          (c) a certificate of the Secretary of Applicant stating that there has been no change in the Certificate of Incorporation or By-Laws of Applicant since such documents were last delivered to the Bank and that there has been no change in the officers of Applicant since the last incumbency certificate for Applicant was delivered to the Bank.

          (d) good standing certificates for Applicant from the State of Illinois and the State of Delaware.

          (e) Payment by Applicant of all fees, costs and expenses to the extent then due and payable.


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
          (f) a copy of an order from the Court, which approves the Agreement, as amended by this Amendment and that certain Pledge Agreement dated as of June 11, 2003 by and between Applicant and Bank, as amended, and no notice of appeal has been filed.

     4. MISCELLANEOUS.

          (a) Applicant hereby agrees to pay all of Bank's costs and reasonable expenses, including, without limitation, reasonable attorneys' fees, related to this Amendment.

          (b) This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same document.

          (c) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          (d) Section captions and headings used in this Amendment are for convenience only and are not part of and shall not affect the construction of this Amendment.

          (e) This Amendment shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Whenever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

          (f) From and after the date of execution of this Amendment, any reference to the Agreement contained in any notice, request, certificate or other instrument, document or agreement shall be deemed to include this Amendment unless the context shall otherwise require.

          (g) Except as expressly set forth herein, nothing in this Amendment is intended to or shall be deemed to have amended the Agreement, which is hereby reaffirmed in all respects. The Agreement, as amended hereby, and each of the other related agreements remain in full force and effect and are hereby reaffirmed in all respects.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

USG CORPORATION, a Delaware             LASALLE BANK NATIONAL ASSOCIATION,
corporation                             a national banking association


By: /s/ Karen L. Leets                  By: /s/ William B. McKinley
    ---------------------------------       ------------------------------------
Its: Vice President and Treasurer           William B. McKinley
                                            First Vice President


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
                                 FIRST AMENDMENT
                               TO PLEDGE AGREEMENT

     This First Amendment to Pledge Agreement (this "Amendment") is dated as of April 29, 2005 by and between USG CORPORATION, a Delaware corporation (the"Assignor"), and LASALLE BANK NATIONAL ASSOCIATION (the "Bank").

                                   WITNESSETH:

     WHEREAS, Assignor and the Bank are parties to that certain Pledge Agreement, dated as of June 11, 2003 (as it has been and may further be amended, restated, modified or supplemented and in effect from time to time, the "Pledge Agreement");

     WHEREAS, Assignor has requested that the Bank amend the Pledge Agreement in certain respects, as more fully set forth herein, and the Bank is agreeable to such request subject to the terms and conditions set forth herein;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. DEFINITIONS. Capitalized terms used in this Amendment and not otherwise defined herein are used with the meanings given such terms in the Pledge Agreement.

     2. AMENDMENT. Section 3(a) of the Pledge Agreement is hereby amended and restated as follows:

          "(a) At all times the assets of the Account shall be held in cash or Cash Equivalent Investments. As used herein, "Cash Equivalent Investments" shall mean, at any time, (i) any evidence of debt, maturing not more than one year after such time, issued by the United States Government, (ii) any certificate of deposit, maturing not more than six months after such time, that are issued or sold by LaSalle Bank or its holding company or, upon Bank's sole discretion, by a commercial banking institution that is a member of the Federal Reserve System and has combined capital and surplus and undivided profits of not less than $500,000,000 and rated at least A by Standard & Poor's Ratings Group or A or A-1 by Moody's Investors Service, Inc., and (iii) any mutual fund that is regulated by the Investment Company Act of 1940 which invests solely in the investments described in clauses
     (i) or (ii) above."

     3. MISCELLANEOUS.

          (a) Assignor hereby agrees to pay all of the Bank's costs and reasonable expenses, including, without limitation, attorneys' fees, related to this Amendment.

          (b) This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same document.

          (c) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          (d) Section captions and headings used in this Amendment are for convenience only and are not part of and shall not affect the construction of this Amendment.

          (e) This Amendment shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles. Whenever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

          (f) From and after the date of execution of this Amendment, any reference to the Pledge Agreement contained in any notice, request, certificate or other instrument, document or agreement shall be deemed to include this Amendment unless the context shall otherwise require.

          (g) Except as expressly set forth herein, nothing in this Amendment is intended to or shall be deemed to have amended the Pledge Agreement, which is hereby reaffirmed in all respects. The Pledge Agreement, as amended hereby, and each of the other related agreements remain in full force and effect and are hereby reaffirmed in all respects.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

USG CORPORATION, a Delaware             LASALLE BANK NATIONAL ASSOCIATION,
corporation                             a national banking association


By: /s/ Karen L. Leets                  By: /s/ William B. McKinley
    ---------------------------------       ------------------------------------
Its: Vice President and Treasurer           William B. McKinley
                                            First Vice President


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